SPRAYBERRY, BARNES, MARIETTA & LUTTRELL
Certified Public Accountants

Daniel Sprayberry, C.P.A.	Members:	Martin J. Marietta, C.P.A.
Mark Luttrell, C.P.A.	American Institute of Certified Public Accountants	Dana Boutain, C.P.A.
Gregory G. Braun, C.P.A.	SEC Practice Section	Ann M. Braun, C.P.A.
Jennifer R. Haney, C.P.A.	California Society of Certified Public Accountants	Jeffrey Freeman, C.P.A.
Laima Swanson, C.P.A.		William Duerksen, C.P.A.
Michael Luxton, C.P.A		Audrey Tamekazu, C.P.A
Veronica Quintana, C.P.A.		Matthew Davis, C.P.A.
Deborah Blann, C.P.A.		Kimberly Alvarado, C.P.A.
David Beall, C.P.A.		Stephanie Peters, C.P.A.
Andrew Kiefer, C.P.A.		William Sablan, C.P.A.
Katherine Leman, C.P.A.

November 8, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:       Quintek Technologies, Inc.

We have read the statements that we understand Quintek Technologies, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

Martin J. Marietta
 Martin J. Marietta
MJM/mll:12031

5601 Truxtun Avenue, Suite 200 Bakersfield, California 93309 661/325-7500 Fax 661/325-7004
300 Esplanade Drive, Suite 250 Oxnard, California 93030 805/988-3222 Fax 805/988-3220